EXHIBIT 10.8

TECHNEST HOLDINGS, INC.

2011 Equity Incentive Plan
Notice of Exercise

Technest Holdings, Inc.
10411 Motor City Drive, #650
Bethesda, Maryland 20817
 Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐
Stock option dated:	_______________
Number of shares as to which option is exercised:	_______________
Certificates to be issued in name of:	_______________
Total exercise price:	$______________
Cash or check payment delivered herewith:	$______________
Value of ________ shares of Technest Holdings, Inc. common stock delivered herewith1:	$______________
Regulation T Program (cashless exercise)2	$_____________
Value of _______ shares of Technest Holdings, Inc. common stock pursuant to net exercise3:	$___________

1           Shares must meet the public trading requirements set forth in the option agreement.  Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests.  Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

2           Shares must meet the public trading requirements set forth in the option agreement and Technest Holdings, Inc. must have established procedures for cashless exercise to utilize this method of payment.

3           Option must be a nonstatutory stock option and Technest Holdings, Inc. must have established net exercise procedures at the time of exercise in order to utilize this payment method.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2011 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

Very truly yours,